                                                          SCE Funding LLC
                                              Annual Summary of Monthly Certificates
                                                   Year Ending December 31, 2003
                                                             Unaudited

                                                                                   Small
                                                            Residential          Commercial
                                                             Customers            Customers           Total
                                                             ---------           ---------            -----

 Kilowatt hours of electricity billed                       26,799,165,124      4,668,927,057     31,468,092,181
 FTA Charged per kilowatt hour (Jan. - Dec. 2002)               1.085(cent)        1.147(cent)           N/A
 Billed FTA Charges                                           $290,770,942        $53,552,593       $344,323,535

 Estimated FTA Payments                                       $289,317,087        $53,338,383       $342,655,470

 Estimated Write-off                                            $1,453,855           $214,210         $1,668,065
 Remittance Shortfall - increased payment                         $678,958            $51,131           $730,089
     to the Collection Account
 Excess Remittance - reduced payment                                    $0            $26,764            $26,764
     to the Collection Account
 Net Write-off                                                  $2,132,813           $238,577         $2,371,390

 FTA Payments estimated to have been                          $289,320,918        $53,520,689       $342,841,607
     received by the Servicer
 Remittance Shortfall - increased payment                         $678,958            $51,131           $730,089
     to the Collection Account
 Excess Remittance - reduced payment                                    $0            $26,764            $26,764
     to the Collection Account
 Aggregate Remittance to Collection Account                   $289,999,876        $53,545,056       $343,544,932